CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-05771, 333-97049, 333-105483) and S-3 (File No. 333-156204) of Everest Re Group, Ltd. of our report dated March 2, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 2, 2009